                                                                     EXHIBIT 5.1



                               FIFTH THIRD BANCORP
                               FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45263

                                January 30, 2001

Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263

         RE: Issuance of 471,032 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-3 filed with the Securities and Exchange Commission

Gentlemen:

         I have acted as counsel to Fifth Third Bancorp, an Ohio corporation ("Company"), in connection with the issuance of 471,032 shares of the Company's common stock, no par value ("Common Stock") pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of October 2, 2000, by and among the Company, Resource Management, Inc. ("Maxus") and certain shareholders of Maxus. As set forth in the Form S-3 Registration Statement filed by the Company on the date hereof ("Registration Statement") with the Securities and Exchange Commission, such shares were issued to the former Maxus shareholders on January 2, 2001, the closing of the merger.

         As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Articles of Incorporation, Code of Regulations, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, I express the opinion that the 471,032 shares of Common Stock registered for resale pursuant to the Registration Statement are validly authorized, legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to me in the Prospectus under the caption "Legal Matters."

                                     Very truly yours,

                                     FIFTH THIRD BANCORP



                                     By    /s/ PAUL L. REYNOLDS
                                           ---------------------
                                           Paul L. Reynolds, Counsel